EXHIBIT 10(vv)

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

Fund IX, Fund X, Fund XI and REIT Joint Venture

a Georgia joint venture,

AS SELLER

AND

Homeland Vinyl Products, Inc.,

an Alabama corporation

AS PURCHASER

FOR

2976 South Commerce Way

Ogden, Utah

Dated as of January 31, 2007

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 31st day of January, 2007 (the “Effective Date”) by and between Fund IX, Fund X, Fund XI and REIT Joint Venture, a Georgia joint venture (“Seller”), having an office 622 The Corners Parkway, Norcross, Georgia 30092, and Homeland Vinyl Products, Inc., an Alabama corporation (“Purchaser”), having an office at 3300 Pinson Valley Parkway, Birmingham, Alabama 35217-0729.

ARTICLE I

PURCHASE AND SALE

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a) those certain tracts or parcels of land situated in Weber County, Utah, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights, accessions and appurtenances pertaining to such property, including, without limitation, any right, title and interest of Seller in and to easements, water rights, mineral rights, adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b) the buildings, structures, fixtures and all other improvements on the Land, including specifically, without limitation, that certain industrial building located thereon having a street address of 2976 South Commerce Way, Ogden, Utah (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c) all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, equipment, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements, and those items specifically described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d) all of Seller’s right, title and interest in and to that certain lease more fully described on Exhibit H (the “Lease Schedule”) attached hereto and made a part hereof (the property described in clause (d) of this Section 1.1 being herein referred to as the “Lease”); and

(e) all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit C (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”).

1.2 Property Defined. The Land, the Improvements, the Personal Property, the Lease and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.3 Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total purchase price of FOUR MILLION EIGHT HUNDRED AND SIXTY SEVEN THOUSAND DOLLARS ($4,867,000.00) (the “Purchase Price”).

1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6 Earnest Money. Within three (3) Business Days after the execution and delivery of this Agreement by Purchaser and by Seller, Purchaser will deposit with Chicago Title Insurance Company (the “Title Company”), having its office at 4170 Ashford Dunwoody Road, Atlanta, Georgia 30319, Attention Judy Stillings, the sum of One Hundred Thousand Dollars ($100,000.00) (the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Title Company shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of an escrow agreement entered into among Seller, Purchaser and Title Company simultaneously with the execution of this Agreement. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon the expiration of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except as expressly set forth in this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.

1.7 Delivery to Title Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with the Title Company and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to the Title Company) serve as escrow instructions to the Title Company for the consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional escrow instructions as the Title Company may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

ARTICLE II

TITLE AND SURVEY

2.1 Title Examination; Commitment for Title Insurance. Seller has obtained from the Title Company and delivered to Purchaser a preliminary title insurance report (the “Title Commitment”) covering the Land and Improvements as well as copies of all instruments referred to in the Title Commitment.

2.2 Survey. Seller has delivered to Purchaser and the Title Company Seller’s existing surveys of the Property dated March 10, 1998 prepared by Hansen & Associates, Inc. and March 15, 1999 prepared by Great Basin Engineering North (the “Prior Surveys”). Seller shall within three (3) days after the Effective Date deliver to Purchaser six (6) copies of a current survey of the Land prepared by Jeff C. Nielsen (the “Survey”). The Survey shall comply with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and NSPS in 2005 including Table A Items 1, 2, 3, 4, 7, 8, 10, and 11a and shall be fully acceptable to the Title Company for purposes of insuring in the Policy over all survey-based exceptions.

2.3 Title Objections; Cure of Title Objections. Purchaser shall have until five (5) Business Days after the later of (i) receipt of the Survey and (ii) the Effective Date (the “Title Exam Deadline”) to notify Seller, in writing (the “Title Objection”) of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item disclosed by the Title Commitment or the Survey not set forth in the Title Objection shall be deemed a Permitted Exception. If Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections. Within two (2) Business Days after receipt of the Title Objection, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. Seller’s failure to so notify Purchaser within said two (2) Business Day period shall be deemed to be Seller’s election not to attempt to cure any such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have five (5) Business Days from the date of the Title Objection (the “Cure Deadline”) to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing. Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure or removal. If Seller elects not to cure any objections specified in the Title Objection, or if Seller is unable to effect a cure prior to the Cure Deadline, after Seller notified Purchaser that it would cure such objection (including any date to which the Cure Deadline may be mutually extended), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter included in the Title Objection which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies (or is deemed to have notified) Purchaser that Seller does not intend to attempt to cure any of the matters described in the Title Objection, or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof prior to the Cure Deadline, Purchaser shall, within five (5) Business Days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii). Purchaser’s failure to notify Seller within said five (5) Business Day period shall be deemed to be Purchaser’s election to accept the conveyance under clause (i) above. Notwithstanding anything to the contrary contained herein, at Closing Seller shall be obligated to remove all mortgages and trust deeds encumbering the Property.

If the Commitment is amended or supplemented after Purchaser has submitted the Title Objection to Seller, the same time periods, procedures, notices of objections, and cure of title as apply under this Section 2.3 to the original Title Objection shall also apply to new matters disclosed by any such Commitment amendment or supplement effective as of the date of delivery to Purchaser of such amendment or supplement and, if applicable, the date of the Closing shall be extended accordingly.

2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser, by special warranty deed in form reasonably acceptable to Purchaser (the “Deed”), fee simple title to the Land and Improvements as will enable the Title Company to issue to Purchaser an ALTA Owner’s Policy of title insurance covering the Property, in the full amount of the Purchase Price, free and clear of all liens, claims and encumbrances other than the Permitted Exceptions (the “Title Policy”). The Deed shall specifically list the Permitted Exceptions rather than employing language such as or similar to “subject to all matters of record”. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(b) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(c) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

2.5 Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company between (a) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the Title Exam Deadline.

ARTICLE III

INSPECTION PERIOD

3.1 Right of Inspection.

(a) During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on January 29, 2007 (hereinafter referred to as the “Inspection Period”), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Lease, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property and similar materials, but excluding materials not directly related to the leasing, current maintenance and/or management of the Property such as, without limitation, Seller’s internal memoranda, financial projections, budgets, property condition reports, appraisals, accounting and tax records and similar proprietary, elective or confidential information. Purchaser acknowledges that prior to the execution of this Agreement, Seller has provided Purchaser the Phase I environmental assessments prepared by Secor International Incorporated, project nos. T0272-002-01 and F0800-036-01 (the “Environmental Reports”).

(b) Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours’ prior written notice to Seller and Seller may elect to have a representative at the Property during such inspections. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser’s inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent which consent will not be unreasonably withheld), and in any event shall be conducted in compliance with all applicable governmental laws, rules and regulations. Purchaser shall restore the Property to its original condition as existed prior to any such inspections and/or tests in the event that Purchaser does not acquire the Property pursuant to this Agreement. Purchaser shall not disclose any information obtained pursuant to any on-site inspection or environmental report to Seller, provided that, should Purchaser not acquire the Property from Seller pursuant to this Agreement, and upon written request from Seller, Purchaser shall be obligated to disclose any information to Seller obtained pursuant to any on-site inspection or environmental report within five (5) days of such request.

(c) Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, which obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. However, the preceding sentence of clause (c) of Section 3.1 shall not extend to any claims that are attributable to pre-existing conditions of or on the Land, or that arise from the acts or omissions of Seller or its agents, lessees, invitees, employees, contractors or other third parties besides Purchaser and Purchaser’s agents, employees or contractors. Prior to Purchaser entering the Property to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of at least One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests.

3.2 Right of Termination. Seller agrees that in the event Purchaser determines that the Property is not suitable for its purposes, Purchaser, in its sole discretion, shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2.

ARTICLE IV

CLOSING

4.1 Time and Place. The parties shall conduct an escrow closing (the “Closing”) on January 31, 2007 (as the same may be extended as expressly provided herein), or such earlier date as may be elected by Purchaser on not less than two (2) Business Days’ advance written notice to Seller (the “Closing Date”). In the event the Closing does not occur on or before the Closing Date, the Title Company shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, return to the depositor thereof items other than the Earnest Money which were deposited thereunder; any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. Notwithstanding anything in this Section 4.1 to the contrary, the parties agree to use commercially reasonable efforts to pre-close the transaction contemplated hereby (i.e., sign documents into escrow) on the Business Day immediately preceding the then-scheduled Closing Date.

4.2 Seller’s Obligations at Closing. Not less than one (1) Business Day prior to Closing, Seller shall deliver to the Title Company:

(a) a duly executed special warranty deed in the form of Exhibit D attached hereto, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

(b) four (4) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto;

(c) four (4) duly executed counterparts of an assignment and assumption agreement as to the Lease in the form of Exhibit I attached hereto;

(d) four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements and other Intangibles in the form of Exhibit F attached hereto;

(e) four (4) originals of a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any facts or circumstances that (i) first occur between the Effective Date and the date of Closing and (ii) are expressly permitted under the terms of this Agreement or are beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if adverse to Purchaser, as determined in Purchaser’s reasonable discretion, constitute the non-fulfillment of the condition set forth in Section 4.7(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(f) appropriate evidence of Seller’s formation, existence, good standing and authority to convey the Property;

(g) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(h) four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit G attached hereto;

(i) the Lease, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property;

(j) such other documents as the Title Company may require in connection with the issuance of the Title Policy and the delivery of good and marketable title to the Land from Seller to Purchaser including, but not limited to, an appropriate “gap” affidavit in order to delete the “gap” exception and a customary ALTA affidavit; and

(k) such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.

At the Closing, Seller shall deliver to Purchaser exclusive possession and occupancy of the Property, subject only to right of the tenant under the Lease and the Permitted Exceptions.

4.3 Purchaser’s Obligations at Closing. Not later than one (1) Business Day prior to Closing, Purchaser shall deliver to Title Company:

(a) the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

(b) four (4) duly executed counterparts of the instruments described in Sections 4.2(b), 4.2(c) and 4.2(d) hereof;

(c) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(d) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4 Title Company’s Obligations at Closing. Subject to the terms of any escrow instructions received from counsel for either Purchaser or Seller which are not contradictory with this Agreement, at Closing, the Title Company shall:

(a) at such time as Title Company holds and is irrevocably obligated to deliver the Purchase Price to Seller, record the Deed in the Official Records of Weber County, Utah;

(b) deliver to Seller the Purchase Price by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing;

(c) deliver to Seller and Purchaser two (2) fully executed counterparts of the instruments described in Sections 4.2(b), 4.3(c), 4.2(d), 4.2(e) and 4.2(g) hereof;

(d) deliver to Seller and Purchaser settlement statements prepared by Title Company and approved by Seller and Purchaser not less than two (2) Business Days prior to the Closing; and

(e) deliver to the Purchaser and Tenant two (2) fully executed counterparts of the Lease Termination Agreement.

4.5 Credits and Prorations. Seller shall prepare and deliver to Purchaser a schedule of tentative prorations, and Purchaser and Seller shall endeavor to finalize such schedule no later than three (3) Business Days prior to Closing. Collected rents due and payable by the tenant under the Lease shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Except as described below, there shall be no proration of any other costs or expenses of the Property

(a) At Closing, to the extent there is a security deposit under the Lease (A) Seller shall, at Seller’s option, either deliver to Purchaser any security deposits actually received by Seller pursuant to the Lease or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Lease) or (B) if Seller is holding letters of credit as a security deposit or portion thereof, then Seller shall either (1) if same are assignable, assign such letters of credit to Purchaser, or (2) if not assignable, endeavor to cause such letters of credit to be re-issued in favor of Purchaser (and if any letter of credit cannot be re-issued prior to Closing, then Seller shall escrow the applicable amount with the Title Company until re-issuance).

(b) Real estate taxes and special assessments shall be prorated as follows:

(i) For purposes of this Section 4.5(b), the term “Taxes” shall mean (i) the real estate taxes applicable to the Property and due and payable in a given calendar year, regardless of the fiscal year, tax year or other period to which such taxes, charges and assessments otherwise may be attributable.

(ii) Seller shall be obligated for and shall pay all Taxes due and payable prior to and on the date of Closing, and Purchaser shall be obligated for and shall pay all Taxes that are first due and payable after the date of Closing. With respect to Taxes for the tax year in which the Closing occurs: (a) Seller shall be obligated for a prorated portion of such Taxes from the beginning of the then-current tax year to, but excluding, the date of Closing determined by multiplying the total amount of such Taxes by a fraction, the numerator of which is the number of days from and including the beginning of the then-current tax year to and including the day prior to the date of Closing and the denominator of which is 365; and (b) Purchaser shall be obligated for the balance of such Taxes determined by multiplying the total amount of such Taxes by a faction, the numerator of which is the number of days from and including the date of Closing to and including the last day of the then-current tax year and the denominator of which is 365.

(iii) Seller shall pay all of the Taxes that are due and payable prior to and at the Closing and Purchaser shall pay all of the Taxes due and payable after the Closing. To the extent that, as of the date of Closing, the amount so paid by Seller or to be paid by Purchaser exceeds the amount for which such party is obligated in accordance with clause (ii) above, such party shall be entitled to a credit at Closing for such excess from the other party.

(iv) To the extent that the actual amount of the Taxes to be prorated hereunder is not known at Closing, or tax contests or protests are outstanding or reasonably anticipated that may cause a reduction in such Taxes, the parties shall agree at Closing to reprorate the Taxes at such time or times as the actual Taxes are determined, in which case the provisions of this Section 4.5(b) shall survive the Closing. If any such reproration of Taxes results in an adjustment to the proration calculated at Closing, the party owing the other party shall pay the amount owed within 15 days after the reproration is determined.

4.6 Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) one-half (1/2) of the premium for the base ALTA Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (c) one-half (1/2) of the cost of the Survey; and (d) one-half (1/2) of any escrow fee which may be charged by Title Company. Purchaser shall pay (t) the fees of any counsel representing Purchaser in connection with this transaction; (u) one-half of the premium for the base ALTA Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing and all the costs of any endorsements thereto (including extended coverage); (v) one-half (1/2) of the cost of the Survey; (w) the fees for recording the deed conveying the Property to Purchaser; and (x) one-half (1/2) of any escrow fees charged by Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.7 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.

(b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Purchaser).

(c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(d) Delivery of the Lease Termination Payment to the Title Company and the concurrent consummation of the closing under that certain Lease Termination Agreement dated as of the date hereof by and between Purchaser and IOMEGA Corporation (the “Lease Termination Agreement”).

If each of the conditions in this Section 4.7 are not satisfied by Seller or waived by Purchaser in writing, this Agreement, at Purchaser’s election, shall terminate and the Earnest Money shall be returned to Purchaser.

4.8 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.

(c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

(a) Organization and Authority. Seller is a joint venture that has been duly organized and is validly existing under the laws of Georgia. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

(b) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or to Seller’s Knowledge threatened in writing, against the Property or the transaction contemplated by this Agreement.

(c) Lease. Seller is the lessor or landlord or the successor lessor or landlord under the Lease. To Seller’s knowledge, there are no other leases or occupancy agreements affecting the Property.

(d) Condemnation. Seller has received no notice of any condemnation proceedings relating to the Property and Seller has no knowledge of any condemnation proceedings affecting the Property that are threatened or contemplated by any applicable governmental body.

(e) Not a Foreign Person. Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(f) Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Seller is a party.

(g) Violations of Laws. Seller has not received any written notice of violations of city, county, state, federal, building, land use, fire, health, safety, environmental, hazardous materials or other governmental or public agency codes, ordinances, regulations or orders with respect to the Property that have not been corrected.

(h) Environmental Condition of Property. To Seller’s knowledge, the Land is not contaminated in violation of any law with any chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, county, local or regional authority or which is known to pose a hazard to health and safety.

5.2 Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employees, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to the following persons: Damian Miller, Associate, Asset Manager, who has been actively involved in the management of Seller’s business with respect to the Property, and Ken Mulrane, the former Asset Manager with respect to the Property.

5.3 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(e) hereof, shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Ten Thousand Dollars ($10,000), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within sixty (60) days after the termination of the survival period provided for above in this Section 5.3. As used herein, the term “Cap” shall mean $240,000. In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(e) hereof exceed the amount of the Cap.

5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

(a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b) From the Effective Date hereof until the Closing, Seller will not modify the Lease, enter into any new leases, or consent to any new occupants with respect to the Property.

5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a) Organization and Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(b) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.6 Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) hereof shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of one (1) year.

5.7 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser may, in connection with its investigation of the Property during the Inspection Period, conduct a phase one environmental site assessment of the Property, and, only if requested by Seller, shall notify Seller of the results of such investigation and furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. If requested by Seller, Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser’s behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act (“ADA”), 42 U.S.C. §§12101, et seq., if applicable). The provisions of this Section shall survive Closing or any early termination of this Agreement. Notwithstanding the foregoing provisions of this Section 5.7, Purchaser shall have no obligation to deliver any information to Seller concerning the Property if Purchaser acquires the Property pursuant to this Agreement.

ARTICLE VI

DEFAULT

6.1 Default by Purchaser. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER SHALL HAVE THE RIGHT AND ITS SOLE REMEDY TO TERMINATE THIS AGREEMENT AND TO RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES, AND THE PARTIES SHALL THEREAFTER HAVE NO CLAIM AGAINST, OR LIABILITY OR OBLIGATION ARISING UNDER THIS AGREEMENT. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 3.1(c) HEREOF.

SELLER:	/s/ DW	PURCHASER:

6.2 Default by Seller. If Seller fails to consummate this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement, receive the return of the Earnest Money, and receive from Seller Purchaser’s actual out-of-pocket costs incurred in connection with the transaction contemplated hereby not to exceed $75,000, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as expressly provided in the preceding sentence, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred.

6.3 Attorneys’ Fees and Costs. In the event legal action is instituted to interpret or enforce the provisions of this Agreement, including actions for either the recovery of liquidated damages or for specific performance, the prevailing party shall be entitled to recover from the other party the prevailing party’s costs and attorneys’ fees, including, without limitation, all costs and fees that are incurred in any trial, on any appeal and/or in any bankruptcy proceeding.

ARTICLE VII

RISK OF LOSS

7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2 Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) Business Days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3 Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than ONE HUNDRED THOUSAND and No/100 Dollars ($100,000), and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) Business Days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Commerce CRG (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and the Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including the Environmental Reports). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental (including the Environmental Reports) or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication

9.2 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR

COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS SET FORTH IN THIS AGREEMENT, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED

9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1 Confidentiality. Purchaser and Seller have entered into that certain Confidentiality Agreement dated October 31, 2006, which Confidentiality Agreement shall not be merged herein and shall survive Closing.

10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. Neither Seller nor Purchaser will object to any such release required by law or regulation of any governmental authority or self-regulatory organization (i.e., NYSE, NASD).

10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion, shall constitute a default by Purchaser under this Agreement.

10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o Wells Real Estate Funds, Inc. 6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
Attention: F. Parker Hudson, Managing Director of Dispositions
Telecopy: (770) 243-4684

with a copy to:	DLA Piper US LLP
203 N. LaSalle, Suite 1900
Chicago, Illinois 60601
Attention: Peter B. Ross, Esq.
Telecopy: (312) 368-2178

If to Purchaser:	Homeland Vinyl Products, Inc. 3300 Pinson Valley Parkway
Birmingham, AL 35217
Attention: Randall D. Heath
Telecopy: (205) 854-3677

with a copy to:	Larry B. Frost 300 Southpoint Executive Centre 2120 16th Avenue South
Birmingham, Alabama 35205 Telecopy: (205) 930-5509

and	Balch & Bingham LLP 1901 Sixth Avenue North, Ste. 2600 Birmingham, Alabama 35203
Attention: W. Clark Watson
Telecopy: (205) 226-8799

If to Escrow Agent:	Chicago Title Insurance Company 4170 Ashford Dunwoody Road, Suite 460 Atlanta, GA 30319
Attention: Judy Stillings
Telecopy: (404) 303-6307

10.6 Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Purchaser

10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8 Time of the Essence. All times, wherever specified herein for the performance by Seller or Purchaser of their respective obligations hereunder, are of the essence of this Agreement.

10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

10.13 Reporting Requirements. The Title Company is designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Title Company shall file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

10.14 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

10.15 1031 Exchange. If so requested by Seller, Purchaser agrees to cooperate with Seller in effectuating the purchase and sale of the Property by means of an exchange of “like kind” property under Section 1031 of the Internal Revenue Code of 1986, as amended.

10.16 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.17 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF UTAH AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF UTAH. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF UTAH IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF UTAH. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.17 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.18 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.19 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)	Exhibit A -	Legal Description of the Land

(b)	Exhibit B -	Personal Property

(c)	Exhibit C -	Operating Agreements Schedule

(d)	Exhibit D	Deed

(e)	Exhibit E	Bill of Sale

(f)	Exhibit F	Assignment of Operating Agreements and Intangibles

(g)	Exhibit G	FIRPTA Certificate

(h)	Exhibit H	Lease Schedule

(i)	Exhibit I	Assignment of the Lease

10.20 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.21 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.22 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.23 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; the last paragraph of Section 4.2; 4.5; 5.3; 5.6; 5.7; 8.1; 9.3; 10.1; 10.2, 10.8; 10.12; 10.13; 10.17; and 10.18.

10.24 Title Company’s Agreement. Title Company, as escrow agent, is executing this Agreement to confirm its agreement to serve as escrow agent hereunder in accordance with the terms set forth in this Agreement and the separate escrow agreement referenced in Section 1.6 hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

FUND IX, FUND X, FUND XI and REIT JOINT VENTURE

By:	Wells Real Estate Fund IX, L.P., a Georgia limited partnership

	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

By:	/s/ Douglas P. Williams (SEAL)
Leo F. Wells, III, general partner by and through Douglas P. Williams, as attorney in fact

By:	Wells Real Estate Fund X, L.P., a Georgia limited partnership

	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

By:	/s/ Douglas P. Williams (SEAL)
Leo F. Wells, III, general partner by and through Douglas P. Williams, as attorney in fact

By:	Wells Real Estate Fund XI, L.P., a Georgia limited partnership

	By:	Wells Partners, L.P., a Georgia limited partnership, general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

By:	/s/ Douglas P. Williams (SEAL)
Leo F. Wells, III, general partner by and through Douglas P. Williams, as attorney in fact

By:	Wells Operating Partnership, L.P., a Delaware limited partnership

	By:	Wells Real Estate Investment Trust, Inc., a Maryland corporation, general partner

		By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Executive Vice President

PURCHASER:

Homeland Vinyl Products, Inc. an Alabama corporation

By:	/s/ Larry B. Frost
Name:	Larry B. Frost
Title:	Secretary/Treasurer

TITLE COMPANY, AS ESCROW AGENT:

Chicago Title Insurance Company, a

By:	/s/ Judy Stillings
Its:	Senior Transaction Specialist

Exhibit A

LEGAL DESCRIPTION OF THE LAND

Lot 89, Plat F, OGDEN COMMERCIAL AND INDUSTRIAL PARK, as more particularly described as follows: Beginning at a point South 0°31’00” West 25.601 feet along the section line and East 1149.805 feet from the West quarter corner of Section 36, Township 6 North, Range 2 West, Salt Lake Base and meridian; and running thence South 55°59’00” East 350.00 feet to the Westerly right of way line of Denver and Rio Grande Western Railroad; thence South 34°01’00” West 1000.00 feet along the Westerly right of way line of said Denver and Rio Grande Western Railroad; thence North 55°59’00M West 350.00 feet to the Easterly right of way of Commerce Way; thence North 34°01’00” East 1000.00 feet along the Easterly right of way of Commerce Way to the point of beginning, and

All of Lot 90, OGDEN COMMERCIAL AND INDUSTRIAL PARK, Plat “F”, Ogden City, Weber County, Utah, according to the official plat thereof.

1